UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 24, 2020

ABV Consulting, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-198567	46-3997344
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 1101-1102, 11/F, Railway Plaza 39 Chatham Road S. Tsim Sha Tsui, Kowloon, Hong Kong
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (852) 3758-2226

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Changes in Control of Registrant

On June 24, 2020, Ping Zhang transferred 4,750,000 shares (the “Shares”) of the Company’s issued and outstanding stock to Kang Min Global Holdings Limited, an international business company incorporated in the Republic of Seychelles (“Kang Min”). The transfer constitutes 85.8% of the issued common stock of the company, making the transfer a change in control. Kang Min agreed to pay the outstanding debts of the Company of $39,200, in consideration of the exchange of the Shares. The payments will be in cash from Kang Min. A copy of the Agreement on Transfer of Equity Interest is attached as Exhibit 99.1.

The current director of Kang Min is: Chan Kwok Wai Davy

The current principal shareholders of Kang Min are:

Pei Bin

Pang Yuan Fu

Yin Wei Jie

Zhang Guo Zhi

Jia Bai He

Wang Cui Gao

Cai Xue Qun

Feng Wen Qin

Li Yong

Zhang Sheng

Chan Kwok Wai Davy

Heung Kin Leung Kenny

Heung Tsui Yee

The parties have agreed that in the future a representative of Kang Min may, but is not required to nominate one or more directors of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABV Consulting, Inc.

Date: June 24, 2020	By:	/s/ Jian Wei Yu
President and Chief Executive Officer

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